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                                                                EXHIBIT 99(b)(7)


                      [R.W. FINLEY CO., INC. LETTERHEAD]


                                April 17, 1997



Special Committee of the Board of Directors of United Oklahoma Bankshares, Inc.
4600 S.E. 29th Street
Del City, Oklahoma 73115

                                     Re:     Appraisal File No. 96-25
                                             United Bank Tower
                                             4600 S.E. 29th Street
                                             Del City, Oklahoma

Dear Members of the Board:

We hereby consent to the use of the above referenced appraisal of United Bank Tower in Del City, Oklahoma ("Appraisal"), with an effective date of August 31, 1996, to the Special Committee of the Board of Directors of United Oklahoma Bankshares, Inc. ("United"), to be included as Exhibit 19(b)(4) to the Schedule 13E-3 filed by United with the Securities and Exchange Commission ("Commission") on March 4, 1997. We also consent to the use of, and reference to, the Appraisal in the proxy material filed by United with the Commission on March 4, 1997.


                                        Respectfully submitted


                                        R. W. FINLEY CO., INC.

                                        /s/ R. W. FINLEY

                                        R. W. Finley, MAI